UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

SOLAR ENERGY INITIATIVES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North, Suite 201, Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 644-6090
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2009, Solar Energy Initiatives, Inc. (the “Company”) stated that the Company, Bradley Holt and JJR Power, LLC, have resolved the differences between them, resulting in the dismissal, with prejudice, of the Lawsuit filed by the company and the exchange of mutual releases between the company and Bradley Holt and JJR Power. The Company has confirmed that, during Mr. Holt's employment with the company, he has not violated the Company’s procedures, policies or practices. Mr. Holt has also confirmed that he has no disagreement with the Company’s operations, policies or practices. Pursuant to the Agreement reached, each of the parties agreed to provide mutual releases and the Company agreed to pay Mr. Holt all accrued salary. Further, the Company agreed to withdraw the complaint filed in the Circuit Court, Seventh Judicial Circuit, St. Johns County, Florida against Mr. Holt and JJR Power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: August 14, 2009	By:	/s/ David Fann
David Fann Chief Executive Officer
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